Exhibit 10.1

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of the 2nd day of May 2023 and retroactively effective to January 1, 2023, by and between BankUnited, Inc., a Delaware corporation (the “Company”), and Rajinder P. Singh (“Executive”), amends the Employment Agreement by and between the Company and Executive, dated as of February 2, 2016, as amended on May 6, 2016, January 4, 2017 and December 19, 2019 (the “Agreement”).

WHEREAS, the Company has determined that it is necessary and advisable and in the best interests of the Company to renew the Agreement and make limited updates to the Agreement to reflect the current practices.

NOW, THEREFORE, the parties hereto agree as follows, effective from and after January 1, 2023:

1.Section 1 is hereby amended and restated in its entirety to read as follows:

Subject to the provisions of Section 6 of this Agreement, Executive shall continue to be employed by the Company for a period beginning on January 1, 2023 (the “Effective Date”) and ending on December 31, 2025 (the “Employment Term”), on the terms and subject to the conditions set forth in this Agreement; provided, that commencing on January 1, 2026 and on January 1 of each year thereafter, the Employment Term shall automatically renew for additional one-year periods on the same terms and conditions contained in this Agreement in effect as of the time of renewal, unless at least 90 days prior to any such anniversary date either party shall notify the other in writing that it does not wish to extend the Employment Term beyond the then applicable expiration date; provided, further, that upon the public announcement of a transaction or other event that would constitute a “Change in Control” (as defined in the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan or any successor equity incentive plan of the Company), the Employment Term shall be automatically extended as necessary such that the Employment Term expires on the later of the last day of the then current Employment Term and the second anniversary of the Change in Control (such extension, the “Change in Control Renewal”). Notwithstanding the foregoing, if such potential Change in Control is terminated or abandoned, the Change in Control Renewal will be null and void and of no further effect upon the Board’s final determination that such termination or abandonment has occurred. All references to the Employment Term in the Agreement shall refer both to the initial term and any successive term.

2.Section 3(a) of the Agreement is hereby amended by deleting the reference to “$1,000,000” in the first sentence thereof and replacing it with “$1,050,000”.

3.Section 3(c)(i) of the Agreement is hereby amended by deleting “but in no event later than 60 days following the end of each Performance Period” and replacing it with the following: “but in no event later than March 15th of the year following the end of the applicable Performance Period”.

4.Section 7(a)(i) is hereby amended and restated in its entirety to read as follows:

Executive will not, during the Employment Term and for eighteen months following the termination during the Employment Term of Executive’s employment (x) by the Company for Cause or by Executive’s voluntary resignation without Good Reason or (y) for any reason following a Change in Control (the “Restricted Period”), directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, or director with, any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) or holding company thereof that (i) has more than 50% of its deposits (as defined in 12 U.S.C. Section 1813(l)) in the State of Florida; (ii) has more than 50% of its branches (measured by physical presence) in the State of Florida; or (iii) has its principal place of business or headquarters in the State of Florida (a “Competitive Business”).

5.Section 7(a)(ii) of the Agreement is hereby amended by adding the following sentence to the end:

For the avoidance of doubt, this Section 7(a)(ii) shall not restrict communications or interactions in a social setting or that are solely for social purposes and that do not involve a prohibited solicitation.

6.Section 11(a) of the Agreement is hereby amended by adding the following sentence to the end:

Following a Change in Control, the Company (including any successor to the Company following a Change in Control) shall reimburse Executive for all reasonable legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided under this Agreement.

Except as expressly modified hereby, the terms and provisions of the Agreement remain in full force and effect.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BANKUNITED, INC.

By:
Name: Leslie Lunak
Title: Chief Financial Officer

EXECUTIVE

RAJINDER P. SINGH